Exhibit 99.1

Courier Corporation Reports Higher Sales and Earnings; Education Markets Key to Double-Digit Sales Gain

    NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--Jan. 20, 2005--Courier Corporation (Nasdaq: CRRC), one of America's leading book manufacturers and specialty publishers, today announced results for the quarter ending December 25, 2004, the first quarter of its 2005 fiscal year. Continuing its pattern of higher sales to the education market, the company reported $51.3 million in revenues for the quarter, up 10% from last year's first-quarter sales of $46.8 million. Net income for the quarter was $4.1 million or $.50 per diluted share, an increase of 6% over prior-year results of $3.9 million or $.48 per diluted share.
    Both of the company's operating segments reported increased sales. Book manufacturing sales were up 8%, with strong textbook demand contributing to a 20% increase in four-color printing sales. Sales in Courier's specialty book publishing segment were up 13%, with most of the increase attributable to the inclusion of sales from Research & Education Association (REA), acquired by Courier in January 2004.
    "Our new fiscal year is off to a promising start, especially in book manufacturing," said Courier Chairman and Chief Executive Officer James F. Conway III. "We continue to be rewarded for our willingness to invest in additional capacity at a time when others were cutting back. Growing demand for four-color textbooks helped keep our new press fully utilized, and sales trends were also positive in our other markets. In our publishing segment, the addition of REA enabled us to record double-digit sales growth, though Dover sales were up only modestly. At the same time, we are confident that recent investments in marketing and customer service, coupled with several key hires in management during the quarter, will lead to improved growth at Dover as the year progresses."

    Book manufacturing sales up in all three markets

    Courier's book manufacturing segment had first-quarter sales of $42.9 million, up 8% from last year's first quarter. Pretax income for the segment rose 15% in the quarter to $5.6 million or $.43 per diluted share, versus $4.8 million or $.39 per diluted share in 2004. Gross profit in the segment rose 5% to $11.9 million, but decreased as a percentage of sales to 27.8% from 28.6% in 2004, reflecting the effects of selectively lowered pricing tied to market share increases.
    The book manufacturing segment focuses on three publishing markets: education, religion, and specialty trade. Sales to the education market rose 9% in the quarter, with gains in all categories from elementary and high school to college. Sales to the religious market were up 6%, resulting in twelve-month growth of 4%, in line with expectations. Sales to the specialty trade market were up 7% from a weak quarter in fiscal 2004, reflecting continued gradual improvement in this diverse market.
    "While textbook sales fueled much of the segment's growth this quarter, we also did well in our other markets," said Mr. Conway. "In addition, our new press continued to perform ahead of expectations while receiving enthusiastic support from an increasingly diverse range of customers. We continued to invest in training, using the resulting productivity gains to help offset the effects of pricing pressure on the segment's gross profit percentage. And as we look forward to an extended period of growth in the education market, we are on schedule with our plans to add another new four-color press late in 2005."

    REA drives gains in publishing sales

    Courier's specialty publishing segment includes two businesses:
Research & Education Association (REA), a publisher of test preparation books and study guides, and Dover Publications, which publishes thousands of titles spanning a broad range of niche markets. Overall, the segment reported first-quarter sales of $10.3 million, up 13% from $9.1 million in last year's first quarter, with $1.1 million of the increase coming from the inclusion of REA sales. The segment's pretax income was $1.1 million or $.08 per diluted share for the quarter, down from $1.3 million or $.10 per diluted share in fiscal 2004. Gross profit was up 12%, but down slightly as a percentage of sales, to 47.9% from 48.6% a year ago, reflecting the effects of required opening inventory writeup at REA.
    First-quarter sales at REA were $1.1 million, reflecting an off season in a business that typically peaks in relation to examination periods. At Dover, first-quarter sales were $9.1 million, up 1% from a year earlier. Sales to major bookstore chains and direct-to-consumer sales were both up 8%, but these increases were offset by weaker-than-expected sales to non-bookstore customers such as gift shops and crafts stores. Dover pretax income was $1.1 million, down from $1.3 million from fiscal 2004, as the company invested in a series of management, marketing and technology initiatives designed to foster stronger growth in coming quarters. Nonetheless, gross profit as a percentage of sales rose to 49.1% from 48.6% a year earlier, reflecting a more favorable sales mix as well as modest price increases.
    "Excellent products and continued success in marketing to consumers were not enough to bring Dover's sales growth up to expectations," said Mr. Conway. "The good news is that we have responded to the situation in a comprehensive way that included two key management additions. We have also begun a restructuring of Dover's warehousing operations that will improve both customer service and operating efficiency. In addition, Dover and REA have begun working together on the development of a common technological infrastructure which should lead to further improvements in customer service and marketing as well as production. These latter steps reduced profitability in the quarter by about $100,000 and are anticipated to be approximately $600,000 over the year as a whole, but we expect to generate annual savings in excess of $800,000 in fiscal 2006 and beyond. With a stronger product lineup than ever in both businesses, we believe we are putting the pieces in place for solid revenue and earnings growth throughout the segment."

    Outlook

    "We are confident that we have entered into an extended period of growth in book manufacturing, and we are ready to take full advantage of it," said Mr. Conway. "At the same time, we are building on a strong foundation in specialty publishing and are positioning ourselves for sustained profitable growth in that segment as well. We are excited by the advance indications of a strong spring and summer season, and as in past years, we expect the largest part of our 2005 growth to occur in the second half of our fiscal year.
    "For fiscal 2005 overall, we are maintaining our earlier guidance indicating sales growth of 7% to 9%, resulting in total sales of between $226 and $231 million-- which would be a record high for Courier. And we also continue to expect earnings per diluted share in the range of $2.75 to $2.90. This range represents an increase of between 10% and 16% from fiscal 2004 earnings of $2.50 per diluted share, and would also set a new company record. This guidance excludes the impact of newly adopted stock option accounting rules, which will become effective in our fourth quarter and are expected to reduce this year's earnings by approximately $0.11 per diluted share."

    About Courier Corporation

    Courier Corporation prints, publishes and sells books.
Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

    This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders, changes in raw material costs, pricing actions by competitors, consolidation among customers and competitors, success in the integration of acquired businesses, unanticipated changes in operating expenses, changes in technology, difficulties in the start up of new equipment, changes in copyright laws, changes in tax regulations, and general changes in economic conditions, including currency fluctuations and changes in interest rates. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.




                         COURIER CORPORATION
            CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
           (Dollars in thousands, except per share amounts)

                                             FIRST QUARTER ENDED
                                        ------------------------------
                                          December 25,   December 27,
                                               2004           2003
                                        ---------------- -------------

Net sales                                       $51,269       $46,819
Cost of sales                                    34,569        31,190
                                        ---------------- -------------

  Gross profit                                   16,700        15,629

Selling and administrative expenses              10,283         9,638
Interest income, net                                (27)          (27)
                                        ---------------- -------------

    Income before taxes                           6,444         6,018

Provision for income taxes                        2,313         2,106
                                        ---------------- -------------

    Net income                                   $4,131        $3,912
                                        ================ =============

Net income per diluted share                      $0.50         $0.48
                                        ================ =============

Cash dividends declared per share                 $0.10       $0.0875
                                        ================ =============

Wtd. average diluted shares outstanding           8,290         8,189

SEGMENT INFORMATION:

Net sales:
----------------------------------------
Book Manufacturing                              $42,923       $39,657
Specialty Publishing                             10,270         9,067
Intersegment sales                               (1,924)       (1,905)
                                        ---------------- -------------
    Total                                       $51,269       $46,819

Income before taxes:
----------------------------------------
Book Manufacturing                               $5,555        $4,823
Specialty Publishing                              1,061         1,313
Intersegment profit and other                      (172)         (118)
                                        ---------------- -------------
    Total                                        $6,444        $6,018

Net income per diluted share:
----------------------------------------
Book Manufacturing                                $0.43         $0.39
Specialty Publishing                               0.08          0.10
Intersegment profit and other                     (0.01)        (0.01)
                                        ---------------- -------------
    Total                                         $0.50         $0.48



                          COURIER CORPORATION
           CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
                        (Dollars in thousands)


                                          December 25,  September 25,
ASSETS                                         2004           2004
------                                    -------------- -------------

Current assets:
   Cash and cash equivalents                   $22,886       $23,965
   Accounts receivable                          28,679        34,072
   Inventories                                  25,929        25,108
   Deferred income taxes                         2,849         2,852
   Other current assets                            804           840
                                         -------------- -------------
           Total current assets                 81,147        86,837

Property, plant and equipment, net              52,383        48,482
Goodwill                                        33,255        33,255
Prepublication costs                             5,168         5,127
Other assets                                     1,510         1,498
                                         -------------- -------------

           Total assets                       $173,463      $175,199
                                         ============== =============


LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------

Current liabilities:
   Current maturities of long-term debt            $83           $83
   Accounts payable                              6,608        10,059
   Accrued taxes                                 4,385         5,557
   Other current liabilities                    12,305        13,664
                                         -------------- -------------
           Total current liabilities            23,381        29,363

Long-term debt                                     490           510
Deferred income taxes                            7,701         7,706
Other liabilities                                2,742         2,630
                                         -------------- -------------

           Total liabilities                    34,314        40,209
                                         -------------- -------------


           Total stockholders' equity          139,149       134,990
                                         -------------- -------------

           Total liabilities and
            stockholders' equity              $173,463      $175,199
                                         ============== =============


                         COURIER CORPORATION
     CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
                        (Dollars in thousands)


                                           For the Three Months Ended
                                           --------------------------
                                           December 25, December 27,
                                                2004         2003
                                           ------------ -------------
Operating Activities:
  Net income                                    $4,131        $3,912
  Adjustments to reconcile net income to
  cash provided from operating activities:
    Depreciation and amortization                2,966         2,590
    Deferred income taxes                           (2)          536
    Changes in working capital                  (1,374)       (2,878)
    Tax benefits of stock option activity          241           384
    Other, net                                     121           196
                                           ------------ -------------

Cash provided from operating activities          6,083         4,740
                                           ------------ -------------

Investment Activities:
   Capital expenditures                         (6,224)       (4,481)
   Prepublication costs                           (680)         (563)
                                           ------------ -------------

Cash used for investment activities             (6,904)       (5,044)
                                           ------------ -------------

Financing Activities:
   Repayments of debt, net                         (20)          (20)
   Cash dividends                                 (804)         (704)
   Proceeds from stock plans                       566            42
                                           ------------ -------------

Cash used for financing activities                (258)         (682)
                                           ------------ -------------

Decrease in cash and cash equivalents           (1,079)         (986)

Cash and cash equivalents at the beginning
 of the period                                  23,965        23,824
                                           ------------ -------------

Cash and cash equivalents at the end of the
 period                                        $22,886       $22,838
                                           ============ =============



    CONTACT: Courier Corporation
             James F. Conway III, 978-251-6000
             Chairman, President and Chief Executive Officer or
             Robert P. Story, Jr., 978-251-6000
             Senior Vice President and Chief Financial Officer www.courier.com